                                                                      Exhibit 3b
                        BELL ATLANTIC-NEW JERSEY, INC.
                  (formerly New Jersey Bell Telephone Company)

                                    BY-LAWS

                          As Amended January 26, 1995

                                   ARTICLE 1

                             STOCKHOLDERS MEETINGS

     SECTION 1:1 PLACE OF MEETING. MEETINGS OF THE STOCKHOLDER SHALL BE HELD AT THE PRINCIPAL OFFICE OF THE CORPORATION IN THE STATE OF NEW JERSEY, OR AT SUCH OTHER PLACE IN THE MUNICIPALITY IN WHICH THE PRINCIPAL OFFICER MAY BE LOCATED AS MAY BE DESIGNATED FROM TIME TO TIME BY THE BOARD OF DIRECTORS.

     SECTION 1:2 ANNUAL MEETING: ELECTION OF DIRECTORS AND INSPECTORS OF ELECTION. THERE SHALL BE AN ANNUAL MEETING OF THE STOCKHOLDERS OF THE CORPORATION FOR THE ELECTION OF DIRECTORS AND INSPECTORS OF ELECTION, AND FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY BE BROUGHT BEFORE THE MEETING. ANY BUSINESS WHICH MAY PROPERLY BE BROUGHT BEFORE A GENERAL MEETING OF THE STOCKHOLDERS AND, IF DUE NOTICE IS GIVEN, ANY BUSINESS WHICH MAY BE CONSIDERED AND TRANSACTED AT A SPECIAL MEETING OF THE STOCKHOLDERS, MAY BE CONSIDERED AT THE ANNUAL MEETING.

     The annual meeting shall be held on the third Tuesday in March of each year (unless that day be a holiday, then on the next business day) between the hours of 10 oclock in the forenoon and 3 oclock in the afternoon or as soon thereafter as may be convenient.

     SECTION 1:3 INSPECTORS OF ELECTION. THERE SHALL BE TWO INSPECTORS OF ELECTION ELECTED AT THE ANNUAL MEETING OF THE STOCKHOLDERS TO SERVE FOR ONE YEAR AND UNTIL THEIR SUCCESSORS ARE ELECTED. THEY SHALL ACT AS INSPECTORS AT ELECTIONS HELD DURING THE ENSUING YEAR AND AT THE NEXT SUCCEEDING ANNUAL ELECTION FOR DIRECTORS AND INSPECTORS OF ELECTION. EITHER OF THE INSPECTORS, IN THE ABSENCE OF THE OTHER SHALL HAVE POWER TO CONDUCT AN ELECTION. IF NONE OF THE INSPECTORS IS PRESENT AT AN ELECTION, THE STOCKHOLDERS PRESENT AT THE OPENING OF THE MEETING SHALL FILL THE VACANCIES BY THE VOTE OF THE HOLDERS OF RECORD OF A MAJORITY IN INTEREST OF THE ISSUED AND OUTSTANDING STOCK ENTITLED TO VOTE AND WHO ARE PRESENT IN PERSON OR BY PROXY. NO PERSON WHO IS A CANDIDATE FOR THE OFFICE OF DIRECTOR SHALL ACT AS JUDGE, INSPECTOR OR CLERK OF ANY ELECTION FOR DIRECTORS.

     SECTION 1:4 ELECTIONS. THE POLLS AT EVERY ELECTION FOR DIRECTORS AND INSPECTORS OF ELECTION SHALL REMAIN OPEN UNTIL ALL OF THE STOCKHOLDERS PRESENT IN PERSON OR BY PROXY HAVE VOTED OR HAVE HAD AN OPPORTUNITY TO VOTE.

     At every election each stockholder, whether resident or non-resident, shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder, but no proxy shall be voted on after three years from its date.

     SECTION 1:5 SPECIAL MEETINGS. A SPECIAL MEETING OF THE STOCKHOLDERS MAY BE CALLED BY THE DIRECTORS, THE PRESIDENT, OR IN THE ABSENCE OF THE PRESIDENT, BY THE VICE PRESIDENT-OPERATIONS & CHIEF OPERATING OFFICER, AT ANY TIME, AND THE PRESIDENT, OR, IN HIS ABSENCE, THE VICE PRESIDENT-OPERATIONS & CHIEF OPERATING OFFICER, SHALL CALL A SPECIAL MEETING WHENEVER HE IS REQUESTED, IN WRITING, TO DO SO BY TWO OF THE DIRECTORS, OR BY THE HOLDERS OF RECORD OF NOT LESS THAN ONE-THIRD IN INTEREST OF THE ISSUED AND OUTSTANDING STOCK OF THE CORPORATION.

     SECTION 1:6 NOTICE OF MEETINGS. UNLESS OTHERWISE REQUIRED BY LAW, A WRITTEN OR PRINTED NOTICE OF THE TIME AND PLACE OF EVERY ANNUAL MEETING, AND OF THE TIME, PLACE AND PURPOSE OF EVERY SPECIAL MEETING OF THE STOCKHOLDER SHALL BE GIVEN, OR CAUSED TO BE GIVEN, BY THE SECRETARY TO EACH STOCKHOLDER OF RECORD AT LEAST TWO DAYS BEFORE THE DATE SPECIFIED FOR SUCH MEETING.

     SECTION 1:7 QUORUM. AT ANY MEETING OF THE STOCKHOLDERS, THE HOLDERS OF A MAJORITY IN INTEREST OF ALL THE ISSUED AND OUTSTANDING STOCK OF THE CORPORATION, WHO ARE PRESENT IN PERSON OR BY PROXY, SHALL CONSTITUTE A QUORUM.

     If less than a quorum be present, a majority of those present shall nevertheless have power to adjourn such meeting to another date.


                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 2:1 NUMBER AND QUALIFICATIONS OF DIRECTORS. THE BOARD OF DIRECTORS SHALL CONSIST OF NOT LESS THAN THREE OR MORE THAN TEN MEMBERS, AS MAY BE DETERMINED FROM TIME TO TIME BY THE BOARD. A MAJORITY OF THE DIRECTORS SHALL BE CITIZENS OF THE STATE OF NEW JERSEY. EACH DIRECTOR SHALL CONTINUE IN OFFICE FOR ONE YEAR, AND UNTIL HIS SUCCESSOR SHALL BE ELECTED AND QUALIFIED.

     SECTION 2:2 MEETINGS; TIME AND PLACE. A STATED MEETING OF THE BOARD OF DIRECTORS SHALL BE HELD AS SOON AS PRACTICABLE, BUT NOT LATER THAN THIRTY DAYS AFTER THE ANNUAL MEETING OF THE STOCKHOLDERS. THEREAFTER STATED MEETINGS SHALL BE HELD AT SUCH TIMES AND PLACES AS MAY BE FIXED FROM TIME TO TIME BY THE BOARD; PROVIDED, HOWEVER, THAT IF IT BE DETERMINED BY THE PRESIDENT, OR, IN HIS ABSENCE, BY THE VICE PRESIDENT-OPERATIONS & CHIEF OPERATING OFFICER, THAT IT WOULD BE DESIRABLE TO HOLD ANY SUCH MEETING AT A TIME OR PLACE OTHER THAN THAT FIXED BY THE BOARD, THE PRESIDENT, OR THE VICE PRESIDENT-OPERATIONS & CHIEF OPERATING OFFICER, AS THE CASE MAY BE, MAY DESIGNATE ANOTHER TIME OR PLACE FOR HOLDING THAT MEETING.

     Any or all directors may participate in a meeting of the Board or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other. A Board or committee meeting may be held entirely or partially by such means and any director so participating shall be counted as present at the meeting for all purposes.

     A special meeting of the Board of Directors may be called by the President, or, in his absence, by the Vice President-Operations & Chief Operating Officer, whenever he shall deem it advisable, and he shall call such a meeting whenever requested, in writing, to do so by two members of the Committee.

     If at any meeting of the Board of Directors, the Chairman of the Board, if there be one, and the President are absent, then the Board shall select from among the Directors present one of their number to preside at that meeting.

     SECTION 2:3 NOTICE OF MEETINGS. UNLESS OTHERWISE REQUIRED BY LAW, A WRITTEN OR PRINTED NOTICE OF THE TIME AND PLACE OF EVERY STATED MEETING OF THE BOARD OF DIRECTORS, AND OF THE TIME, PLACE AND PURPOSE OF EVERY SPECIAL MEETING OF THE BOARD SHALL BE GIVEN, OR CAUSED TO BE GIVEN, BY THE SECRETARY TO EACH DIRECTOR AT LEAST TWO DAYS BEFORE THE DATE SPECIFIED FOR SUCH MEETING.

     SECTION 2:4 QUORUM. AT ANY MEETING OF THE BOARD OF DIRECTORS A MAJORITY OF THE DIRECTORS THEN IN OFFICE SHALL CONSTITUTE A QUORUM, EXCEPT THAT IN THE EVENT OF A MAJOR CATASTROPHE OF THE KIND REFERRED TO IN SECTION 2:6 OF THESE BY-LAWS A QUORUM SHALL CONSIST OF THREE DIRECTORS UNTIL SUCH TIME AS IT SHALL BE DETERMINED THAT TEN OR MORE DIRECTORS ARE AVAILABLE FOR SERVICE ON THE BOARD.

     If less than a quorum be present, a majority of those present shall nevertheless have power to adjourn such meeting to another date.

     SECTION 2:5  POWERS.  THE BOARD OF DIRECTORS SHALL MANAGE THE BUSINESS,
AFFAIRS, AND PROPERTY OF THE CORPORATION.   ANY DIRECTORSHIP NOT FILLED AT THE
ANNUAL MEETING AND ANY VACANCY, HOWEVER CAUSED, OCCURRING IN THE BOARD OF DIRECTORS MAY BE FILLED BY THE AFFIRMATIVE VOTE OF A MAJORITY OF THE REMAINING DIRECTORS. THEY SHALL APPOINT AN EXECUTIVE COMMITTEE AND MAY APPOINT SUCH OTHER COMMITTEES AS THEY MAY FROM TIME TO TIME DEEM NECESSARY OR DESIRABLE. NO COMMITTEE SHALL CONSIST OF LESS THAN THREE DIRECTORS.

     The Board shall elect the officers provided for in Section 5:1 of these By-Laws and may appoint a General Counsel, one or more than one Assistant Secretary, one or more than one Assistant Treasurer, and such other officers and agents as in the judgment of the Board may be necessary. Any officer elected by the Board and any officer or agent appointed by the Board shall be removable at the pleasure of the Board, and the Board may fill any vacancy occurring in any office or position.

     SECTION 2:6 EMERGENCY AUTHORITY. THE BOARD OF DIRECTORS BY RESOLUTION ADOPTED BY A MAJORITY OF THE WHOLE BOARD, MAY MAKE ADVANCE PROVISION FOR THE CONTINUITY AND AUTHORITY OF THE CORPORATION'S MANAGEMENT IN THE EVENT OF A MAJOR CATASTROPHE, SUCH AS A NUCLEAR ATTACK, RESULTING IN THE LOSS OR UNAVAILABILITY OF MEMBERS OF THE BOARD OF DIRECTORS, WHETHER BY DEATH, INCAPACITY, ISOLATION OR OTHERWISE, OR IN LOSS OR UNAVAILABILITY OF OFFICERS OF THE CORPORATION, AND IN THE EVENT OF SUCH A MAJOR CATASTROPHE, THE TERMS OF ANY SUCH RESOLUTION SHALL HAVE THE SAME EFFECT AS IF INCLUDED IN THESE BY-LAWS AND SHALL SUPERSEDE THE TERMS OF THESE BY-LAWS TO THE EXTENT THAT THEY MAY BE INCONSISTENT THEREWITH.

                                  ARTICLE III
                         BOARD OF DIRECTORS COMMITTEES

                              EXECUTIVE COMMITTEE


     SECTION 3:1 MEETINGS AND NOTICES. THE EXECUTIVE COMMITTEE MAY FIX THE TIME AND PLACE OF HOLDING ITS STATED MEETINGS, AND AFTER SUCH TIME AND PLACE ARE FIXED, NO NOTICE OF SUCH STATED MEETINGS SHALL BE NECESSARY.

     A special meeting of the Executive Committee may be called by the President, or, in his absence, by the Vice President-Operations & Chief Operating Officer, whenever he shall deem it advisable, and he shall call such a meeting whenever requested, in writing, to do so by two members of the committee.

     If at any meeting of the Executive Committee, the Chairman of the Board of Directors, if there be one, and the President are absent, then the Committee shall select from among the members present one of their number to preside at that meeting.

     A written or printed notice of the time, place and purpose of every special meeting of the Committee shall be given, or caused to be given, by the Secretary to each member at least two days before the date specified for the meeting.

     SECTION 3:2 ABSENCES. THE PRESIDENT, OR, IN HIS ABSENCE, THE VICE PRESIDENT-OPERATIONS & CHIEF OPERATING OFFICER, MAY DESIGNATE FROM TIME TO TIME A MEMBER OF THE BOARD TO ACT AS A MEMBER OF THE EXECUTIVE COMMITTEE AT ANY MEETING OR MEETINGS THEREOF IN THE PLACE OF ANY MEMBER OF THE EXECUTIVE COMMITTEE ABSENT THEREFROM.

     SECTION 3:3 QUORUM. AT ANY MEETING OF THE EXECUTIVE COMMITTEE A MAJORITY OF THE MEMBERS OF THE COMMITTEE SHALL CONSTITUTE A QUORUM.
     If less than a quorum be present, a majority of those present shall nevertheless have power to adjourn such meeting to another date.

     SECTION 3:4 POWERS. THE EXECUTIVE COMMITTEE SHALL HAVE AND EXERCISE THE POWERS OF THE BOARD OF DIRECTORS IN THE MANAGEMENT OF THE BUSINESS, AFFAIRS AND PROPERTY OF THE CORPORATION DURING THE INTERVALS BETWEEN MEETINGS OF THE BOARD, EXCEPT THAT THE EXECUTIVE COMMITTEE SHALL NOT HAVE THE POWER OF ELECTION, APPOINTMENT OR REMOVAL, OR ASSIGNMENT OF ANY POWERS OR DUTIES, WITH RESPECT TO ANY OFFICE OR POSITION PROVIDED FOR IN SECTION 2:5 OF THESE BY-LAWS.


                                AUDIT COMMITTEE

     SECTION 3:5 NUMBER AND QUALIFICATIONS OF MEMBERS. THE AUDIT COMMITTEE SHALL CONSIST OF NOT LESS THAN THREE DIRECTORS WHO ARE NOT ACTIVE OR RETIRED OFFICERS OF THIS COMPANY.
     A chairman shall be designated from among its membership who shall preside at all meetings.

     SECTION 3:6 MEETINGS AND NOTICES. THE AUDIT COMMITTEE MAY FIX THE TIME AND PLACE OF HOLDING ITS STATED MEETINGS, AND AFTER SUCH TIME AND PLACE ARE FIXED, NO NOTICE OF SUCH STATED MEETINGS SHALL BE NECESSARY.

     A special meeting of the Audit Committee may be called by the Chief Financial Officer or, in his absence, by the Chairman, whenever he shall deem it advisable and he shall call such a meeting whenever requested, in writing, to do so by two members of the Committee.

     A written or printed notice of time, place and purpose of every special meeting of the committee shall be given, or cause to be given, by the Chief Financial Officer to each member at least two days before the date specified for the meeting.

     SECTION 3:7 ABSENCE. THE CHIEF FINANCIAL OFFICER, OR, IN HIS ABSENCE, THE CHAIRMAN, MAY DESIGNATE FROM TIME TO TIME A MEMBER OF THE BOARD TO ACT AS A MEMBER OF THE AUDIT COMMITTEE AT ANY MEETING OR MEETINGS THEREOF IN THE PLACE OF ANY MEMBER OF THE AUDIT COMMITTEE ABSENT THEREFROM.

     SECTION 3:8 QUORUM. AT ANY MEETING OF THE AUDIT COMMITTEE TWO MEMBERS OF THE COMMITTEE SHALL CONSTITUTE A QUORUM.
     If only one member be present, he shall nevertheless have power to adjourn such meeting to another date.

     SECTION 3:9 RESPONSIBILITIES. THE AUDIT COMMITTEE SHALL HAVE THE RESPONSIBILITY OF RECOMMENDING THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO CONDUCT AN ANNUAL AUDIT OF THE COMPANY'S BOOKS AND RECORDS; MEETING WITH THE INDEPENDENT PUBLIC ACCOUNTS TO REVIEW THEIR REPORT AND COMMENTS; MEETING WITH THE CHIEF FINANCIAL OFFICER TO REVIEW THE COMPANY'S INTERNAL AUDIT PROGRAM AND FINDINGS; AND SUCH OTHER MATTERS RELATING TO THE INTERNAL AND EXTERNAL AUDITS OF THE COMPANY BOOKS AND RECORDS AND ACCOUNTING PROCEDURES AS THE COMMITTEE MAY, AT ITS DISCRETION, DEEM TO BE DESIRABLE.


                               DIVIDEND COMMITTEE

     SECTION 3:10 NUMBER OF MEMBERS. THE DIVIDEND COMMITTEE SHALL CONSIST OF NOT LESS THAN THREE DIRECTORS. A CHAIRMAN SHALL BE DESIGNATED FROM AMONG ITS MEMBERSHIP WHO SHALL PRESIDE AT ALL MEETINGS.

     SECTION 3:11 MEETINGS AND NOTICES. THE DIVIDEND COMMITTEE MAY FIX THE TIME AND PLACE OF HOLDING ITS STATED MEETINGS, AND AFTER SUCH TIME AND PLACE ARE FIXED, NO NOTICE OF SUCH DATE AND MEETING SHALL BE NECESSARY.

     A special meeting of the Dividend Committee may be called by the President, or in his absence, by the Vice President-Operations and Chief Operating Officer, whenever he shall deem it advisable and he shall call such a meeting whenever requested, in writing, to do so by two members of the Committee.

     A written or printed notice of the time, place and purpose of every special meeting of the Committee shall be given, or caused to be given, by the Secretary to each member of the committee at least two days before the date specified for the meeting.

     SECTION 3:12 ABSENCES. THE PRESIDENT, OR, IN HIS ABSENCE, THE VICE PRESIDENT-OPERATIONS AND CHIEF OPERATING OFFICER, MAY DESIGNATE FROM TIME TO TIME A MEMBER OF THE BOARD TO ACT AS A MEMBER OF THE DIVIDEND COMMITTEE AT ANY MEETING OR MEETINGS THEREOF IN THE PLACE OF ANY MEMBER OF THE DIVIDEND COMMITTEE ABSENT THEREFROM.

     SECTION 3:13 QUORUM. AT ANY MEETING OF THE DIVIDEND COMMITTEE, TWO MEMBERS OF THE COMMITTEE SHALL CONSTITUTE A QUORUM. IF ONLY ONE MEMBER BE PRESENT, HE SHALL NEVERTHELESS HAVE POWER TO ADJOURN SUCH MEETING TO ANOTHER DATE.

     SECTION 3:14 RESPONSIBILITIES. THE DIVIDEND COMMITTEE, FROM TIME TO TIME, SHALL BE RESPONSIBLE FOR DECLARING DIVIDENDS TO THE COMPANY'S STOCKHOLDER OR STOCKHOLDERS OF RECORD, PROVIDED HOWEVER THAT THE COMMITTEE MAY DECLARE A DIVIDEND ON BEHALF OF THE BOARD ONLY TO THE EXTENT THAT THE BOARD SHALL HAVE PREVIOUSLY SPECIFIED, BY RESOLUTION, THE MAXIMUM AMOUNT OF SUCH DIVIDEND.


                                   ARTICLE IV
                         NOTICES AND WAIVERS OF NOTICE

     SECTION 4:1 NOTICES. ANY NOTICE REQUIRED TO BE GIVEN TO ANY STOCKHOLDER, DIRECTOR OR OFFICER UNDER THE PROVISIONS OF THESE BY-LAWS OR OTHERWISE SHALL (SUBJECT TO THE PROVISIONS OF LAW AND OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION) BE DEEMED TO BE SUFFICIENTLY GIVEN IF SUCH NOTICE BE WRITTEN OR PRINTED AND BE DEPOSITED IN THE POST OFFICE WITH POSTAGE PREPAID ADDRESSED TO SUCH STOCKHOLDER, DIRECTOR OR OFFICER AT HIS ADDRESS AS THE SAME APPEARS ON THE BOOKS OR RECORDS OF THE CORPORATION, AND THE MAILING OF SUCH NOTICE SHALL CONSTITUTE DUE NOTICE.

     SECTION 4:2 WAIVERS OF NOTICE. ANY NOTICE REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THESE BY-LAWS OR OTHERWISE MAY (SUBJECT TO THE PROVISIONS OF LAW AND OF THE CERTIFICATE OF INCORPORATION OF THE CORPORATION) BE WAIVED BY THE STOCKHOLDER, DIRECTOR OR OFFICER TO WHOM SUCH NOTICE IS REQUIRED TO BE GIVEN, EITHER BEFORE OR AFTER THE MEETING OR ACTION OF WHICH NOTICE IS WAIVED.


                                   ARTICLE V
                              OFFICERS AND AGENTS

     SECTION 5:1 OFFICERS. THERE SHALL BE A PRESIDENT OF THE CORPORATION, WHO SHALL BE CHOSEN FROM AMONG THE DIRECTORS, SUCH NUMBER OF VICE PRESIDENTS AS THE BOARD SHALL DETERMINE FROM TIME TO TIME, A SECRETARY AND A TREASURER, EACH OF WHOM SHALL HOLD OFFICE UNTIL THE FIRST MEETING OF THE BOARD OF DIRECTORS FOLLOWING THE NEXT ANNUAL MEETING OF THE STOCKHOLDERS, OR ANY ADJOURNMENT THEREOF AT WHICH DIRECTORS SHALL HAVE BEEN ELECTED, OR UNTIL HIS SUCCESSOR SHALL HAVE BEEN ELECTED AND SHALL QUALIFY.

     There may be a Chairman of the Board of Directors, who shall be chosen from the Directors, and who shall serve until the annual meeting of the stockholders next succeeding his election.

     SECTION 5:2 CHAIRMAN OF THE BOARD OF DIRECTORS. THE CHAIRMAN OF THE BOARD OF DIRECTORS, WHEN PRESENT, SHALL PRESIDE AT MEETINGS OF THE BOARD AND SHALL BE, EX OFFICIO, A MEMBER OF THE EXECUTIVE COMMITTEE AND CHAIRMAN THEREOF. HE SHALL HAVE SUCH OTHER POWERS AND DUTIES AS MAY BE ASSIGNED TO HIM FROM TIME TO TIME BY THE BOARD OF DIRECTORS.

     SECTION 5:3 PRESIDENT. THE PRESIDENT SHALL BE THE CHIEF EXECUTIVE OFFICER OF THE CORPORATION. HE SHALL PERFORM ALL THE DUTIES PERTAINING TO THE OFFICE OF PRESIDENT OF A CORPORATION AND SUCH OTHER DUTIES AS MAY BE ASSIGNED TO HIM FROM TIME TO TIME BY THE BOARD OF DIRECTORS. ALL OFFICERS AND AGENTS ELECTED OR APPOINTED BY THE BOARD OF DIRECTORS, EXCEPT THE CHAIRMAN OF THE BOARD, SHALL REPORT TO THE PRESIDENT.

     The President shall be, ex officio, a member of the Executive Committee, and if there be no Chairman of the Board of Directors, or, if the Chairman be absent, the President shall, when present, preside at meetings of the Board of Directors and at meetings of the Executive Committee.

     SECTION 5:4 VICE PRESIDENT OR VICE PRESIDENTS. THE VICE PRESIDENT AND EACH OF THE VICE PRESIDENTS, IF THERE BE MORE THAN ONE, SHALL HAVE SUCH POWERS AND PERFORM SUCH DUTIES AS MAY BE ASSIGNED TO HIM FROM TIME TO TIME BY THE BOARD OF DIRECTORS OR THE PRESIDENT.

     SECTION 5:5 SECRETARY AND ASSISTANT SECRETARIES. THE SECRETARY AND EACH ASSISTANT SECRETARY SHALL BE SWORN TO THE FAITHFUL DISCHARGE OF HIS DUTIES.

     The Secretary shall give, or cause to be given, the necessary notices of all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall keep and record the proceedings of all meetings of the stockholders, the Board of Directors and the Executive Committee. He shall keep and record the proceedings of all meetings of the stockholders, the Board of Directors and the Executive Committee and shall keep such books and records as the Board of Directors may direct. He shall have the custody of the corporate seal and generally shall perform such services and duties as may be assigned to him from time to time by the Board of Directors or the President.

     Each Assistant Secretary shall have all the powers and perform all the duties of the Secretary in the absence of that officer. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Secretary.

     SECTION 5:6 TREASURER AND ASSISTANT TREASURERS. THE TREASURER AND EACH ASSISTANT TREASURER SHALL GIVE BOND FOR THE FAITHFUL DISCHARGE OF HIS DUTIES IN SUCH SUM AND WITH SUCH SURETIES AS THE BOARD OF DIRECTORS SHALL APPROVE, PROVIDED THAT WHERE A BLANKET SURETY BOND IS IN EFFECT BONDING SUCH OFFICERS OF THE CORPORATION, A SPECIAL BOND AS REQUIRED ABOVE NEED NOT BE GIVEN BY THEM.

     The Treasurer shall receive and have charge of all funds and securities of the Corporation; he shall deposit, or cause to be deposited, the funds to the credit of the Corporation in such depositories as he shall deem appropriate subject to the approval of the Chief Financial Officer.

     He shall disburse the funds only under such rules and regulations as may be adopted from time to time by the Board of Directors. He shall keep an account of all receipts and disbursements, make such reports and perform such other duties as may be required from time to time by the Board of Directors or the President.

     Each Assistant Treasurer shall have all the powers and perform all the duties of the treasurer in the absence of that officer. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors or the Treasurer.

     SECTION 5:7 CHIEF FINANCIAL OFFICER. THE CHIEF FINANCIAL OFFICER SHALL EXERCISE ACCOUNTING CONTROL OVER ALL RECEIPTS AND DISBURSEMENTS AND OVER THE FUNDS, SECURITIES AND OTHER SIMILAR PROPERTY OF THE CORPORATION IN THE CUSTODY OF OFFICERS AND EMPLOYEES. HE SHALL MAINTAIN THE ACCOUNTS OF THE CORPORATION AND SHALL BE RESPONSIBLE FOR COMPLIANCE BY THE CORPORATION WITH THE ACCOUNTING REGULATIONS PROMULGATED BY PUBLIC REGULATORY AUTHORITIES. HE SHALL PERFORM SUCH OTHER DUTIES AS THE BOARD OF DIRECTORS OR THE PRESIDENT MAY ASSIGN TO HIM FROM TIME TO TIME.

     SECTION 5:8 OTHER OFFICERS AND AGENTS. ANY OTHER OFFICER OR AGENT APPOINTED PURSUANT TO SECTION 2:5 OF THESE BY-LAWS SHALL HAVE SUCH POWERS AND PERFORM SUCH DUTIES AS THE BOARD OF DIRECTORS OR THE PRESIDENT MAY ASSIGN TO HIM FROM TIME TO TIME.


                                   ARTICLE VI
                  INDEMNIFICATION AND LIMITATION OF LIABILITY

     SECTION 6:1 ACTIONS AGAINST DIRECTORS, TRUSTEES OR OFFICERS. ANY PRESENT OR FUTURE DIRECTOR, TRUSTEE OR OFFICER OF THIS COMPANY OR THE LEGAL REPRESENTATIVE OF ANY SUCH DIRECTOR, TRUSTEE OR OFFICER, SHALL BE INDEMNIFIED BY THIS COMPANY AGAINST REASONABLE COSTS, EXPENSES (EXCLUSIVE OF ANY AMOUNT PAID TO THE CORPORATION IN SETTLEMENT) AND COUNSEL FEES PAID OR INCURRED IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING TO WHICH ANY SUCH DIRECTOR, TRUSTEE OR OFFICER OR HIS LEGAL REPRESENTATIVE MAY BE MADE A PARTY BY REASON OF HIS BEING OR HAVING BEEN SUCH DIRECTOR, TRUSTEE OR OFFICER; PROVIDED (1) THAT SUCH ACTION, SUIT OR PROCEEDING SHALL BE PROSECUTED AGAINST SUCH DIRECTOR, TRUSTEE OR OFFICER, OR AGAINST HIS LEGAL REPRESENTATIVE TO FINAL DETERMINATION, AND IT SHALL NOT BE FINALLY ADJUDGED IN SAID ACTION, SUIT OR PROCEEDING THAT HE HAD BEEN DERELICT IN THE PERFORMANCE OF HIS DUTIES AS SUCH DIRECTOR, TRUSTEE OR OFFICER; OR (2) SAID ACTION, SUIT OR PROCEEDING SHALL BE SETTLED OR OTHERWISE TERMINATED AS AGAINST SUCH DIRECTOR, TRUSTEE OR OFFICER OR HIS LEGAL REPRESENTATIVE WITHOUT A FINAL DETERMINATION ON THE MERITS, AND IT SHALL BE DETERMINED BY THE BOARD OF DIRECTORS OF THIS COMPANY THAT SAID DIRECTOR, TRUSTEE OR OFFICER HAD NOT BEEN DERELICT IN ANY SUBSTANTIAL WAY IN THE PERFORMANCE OF HIS DUTIES AS SUCH DIRECTOR, TRUSTEE OR OFFICER AS CHARGED IN SAID ACTION, SUIT OR PROCEEDING.

     This Article shall not constitute a restriction or limitation upon the power of this Company to take any other action with respect to the indemnification or reimbursement of directors, trustees, officers or employees.

     Pursuant to further action by the stockholder on March 24, 1988, the following Amendment to the Certificate of Incorporation was approved:

     To the fullest extent that the New Jersey Business Corporation Act, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors and officers, no director or officer of this Corporation shall be liable to this Corporation or its stockholders for damages for breach of duty as a director or officer. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director or officer of this Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.


                                  ARTICLE VII
                                     STOCK

     SECTION 7:1 STOCK CERTIFICATES. STOCK CERTIFICATES, SIGNED IN THE MANNER PRESCRIBED BY LAW, SHALL BE ISSUED TO EACH STOCKHOLDER, CERTIFYING THE NUMBER OF SHARES OF STOCK TO WHICH HE IS ENTITLED, AND SAID CERTIFICATES AND THE SHARES REPRESENTED THEREBY SHALL BE TRANSFERABLE ONLY UPON THE BOOKS OF THE CORPORATION BY THE STOCKHOLDER NAMED IN THE CERTIFICATE OR HIS DULY AUTHORIZED ATTORNEY OR REPRESENTATIVE.

     No new stock certificate shall be issued until the old certificate representing the same shares of stock has been surrendered and cancelled; provided, however, that in case of a lost stock certificate, another certificate in lieu thereof may be issued upon such conditions as the Board of Directors may prescribe.


                                  ARTICLE VIII
                                 TRANSFER BOOKS

     SECTION 8:1 CLOSING TRANSFER BOOKS. THE BOARD OF DIRECTORS SHALL HAVE THE POWER TO CLOSE THE STOCK TRANSFER BOOKS OF THE CORPORATION FOR A PERIOD NOT EXCEEDING FIFTY DAYS PRECEDING THE DATE OF ANY MEETING OF STOCKHOLDERS OR THE DATE FOR PAYMENT OF ANY DIVIDEND, OR THE DATE FOR THE ALLOTMENT OF RIGHTS, OR THE DATE WHEN ANY CHANGE OR CONVERSION OR EXCHANGE OF CAPITAL STOCK SHALL GO INTO EFFECT; PROVIDED, FURTHER, THAT IN LIEU OF SO CLOSING THE STOCK TRANSFER BOOKS AS AFORESAID, THE BOARD OF DIRECTORS MAY FIX, IN ADVANCE, A DATE, NOT EXCEEDING FIFTY DAYS PRECEDING THE DATE OF ANY MEETING OF STOCKHOLDERS, OR THE DATE FOR THE PAYMENT OF ANY DIVIDEND, OR THE DATE FOR THE ALLOTMENT OF RIGHTS, OR THE DATE WHEN ANY CHANGE OR CONVERSION OR EXCHANGE OF CAPITAL STOCK SHALL GO INTO EFFECT, AS A RECORD DATE FOR THE DETERMINATION OF THE STOCKHOLDERS ENTITLED TO NOTICE OF, AND TO VOTE AT, ANY SUCH MEETING OR ENTITLED TO RECEIVE PAYMENT OF ANY SUCH DIVIDEND, OR TO ANY SUCH ALLOTMENT OF RIGHTS, OR TO EXERCISE THE RIGHTS IN RESPECT TO ANY SUCH CHANGE,


conversion or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be, and stockholders of record on such date shall be exclusively so entitled, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.


                                  ARTICLE IX
                                     SEAL

     SECTION 9:1 FORM. THE SEAL OF THE CORPORATION SHALL BE CIRCULAR IN FORM AND SHALL HAVE THE NAME OF THE CORPORATION, "NEW JERSEY BELL TELEPHONE COMPANY", ON THE CIRCUMFERENCE AND THE WORD "SEAL" IN THE CENTER.


                                   ARTICLE X
                              CHANGES IN BY-LAWS

     SECTION 10:1 AMENDMENTS, ETC. THESE BY-LAWS MAY BE ALTERED, AMENDED OR REPEALED AT ANY MEETING OF THE BOARD OF DIRECTORS BY A MAJORITY VOTE OF THE NUMBER OF DIRECTORS FIXED PURSUANT TO SECTION 2:1 OF THESE BY-LAWS, OR AT ANY MEETING OF THE STOCKHOLDERS BY THE VOTE OF THE HOLDERS OF RECORD OF A MAJORITY IN INTEREST OF THE ISSUED AND OUTSTANDING STOCK, WHO ARE PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE MEETING; PROVIDED THAT IN THE CALL FOR ANY SUCH MEETING NOTICE SHALL HAVE BEEN GIVEN OF THE PROPOSED ACTION TO ALTER, AMEND OR REPEAL THE BY-LAWS.

                          RESOLUTION TO AMEND BY-LAWS


     WHEREAS, Article II, Section 2:1 of the Company's By-Laws states that the Board of Directors shall consist of not less than ten or more than fifteen members; and
     WHEREAS, this Company has determined that the By-Laws should be amended to reduce that number.
     On motion, duly seconded, it was-

     RESOLVED, that Section 2:1 of the Company's By-Laws be amended and restated as follows:

     SECTION 2:1 Number and Qualifications of Directors. The Board of Directors shall consist of not less than three or more than ten members, as may be determined from time to time by the Board. A majority of the Directors shall be citizens of the State of New Jersey. Each director shall continue in office for one year, and until his successor shall be elected and qualified.



Resolution adopted by the Bell Atlantic-New Jersey, Inc., Board of Directors at a stated meeting held on January 26, 1995.